CERTIFICATE OF SECRETARY

I, Abby Ingber, Secretary of the Six Circles Trust (the “Trust”), hereby certify that the following resolutions have been adopted by the Board of Trustees of the Trust (the “Board”) at a meeting duly called and held on May 22, 2019 (the “Meeting”) at which a quorum was present and acting throughout:

RESOLVED:

That the fidelity bond issued by Federal Insurance Company (Chubb) with a term of one year from the date of binding (the “Fidelity Bond”) naming the Trust as an insured party (the “Insured Party”), in substantially the form discussed at the Meeting, be, and it hereby is, approved subject to such changes as may be deemed necessary by the Officers; and it is further

RESOLVED:

That the amount of insurance with respect to the Trust and the portion of the premiums with respect thereto under the Fidelity Bond as presented to the Board at this Meeting are hereby determined to be reasonable, giving due consideration to the value of the aggregate assets of the Trust to which covered persons may be given access, the type and terms of the arrangements made for the custody and safekeeping of such assets, the nature of the securities in the Trust’s portfolio, the number of other insured parties, the total amount of coverage and the aggregate premiums under the Fidelity Bond, and the allocation of such premiums among the series of the Trust; and it is further

RESOLVED:

That the proper officers of the Trust be, and each of them hereby is, authorized to increase the amount of the Fidelity Bond coverage from time to time to enable the Trust to remain in compliance with the 1940 Act and rules promulgated thereunder; and it is further

RESOLVED:	That the officers of the Trust are hereby authorized to make the filings and give the notices required by Rule 17g-1 under the 1940 Act; and it is further

RESOLVED:

That the proper officers of the Trust be, and each of them hereby is, authorized to execute such documents, to make any and all payments, and to take such further actions, in the name of the Trust and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper, with the advice of counsel, in connection with or in furtherance of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 16th day of July, 2019.

/s/ Abby Ingber
Abby Ingber
Secretary